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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      Dransfield China Paper Corporation
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             (Exact name of registrant as specified in its charter)

              British Virgin Islands                 None required
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      (State of incorporation or organization) (I.R.S. Employer I.D. No.)

        49 Strawberry Lane, Suite 200, Palos Verdes Peninsula, CA  90274
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       (Address of principal executive offices)                (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class                   Name of each exchange on which
      to be so registered                   each class is to be registered


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         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.[ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.[ ]

         Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value
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                                (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     A description of the securities to be registered is contained in a prior filing with the Commission in Amendment No. 1 to Form S-1 (SEC file No. 333-11637) in the section of the Prospectus entitled "Description of Securities." Such description is incorporated herein by reference to such other filing.

ITEM 2.  EXHIBITS

     Exhibits filed as a part of the registration statement are as follows:


                 Exhibit                Item
                 -------                ----

     *   3(i)                    Memorandum of Association of
                                 Dransfield China Paper Corporation.

     **  3(ii).1                 Articles of Association of Dransfield
                                 China Paper Corporation.

     *   4                       Relevant portion of the Memorandum
                                 of Association of Dransfield China
                                 Paper Corporation defining the
                                 rights of the holder of its Series A
                                 Convertible Preferred Stock.

     *   4.1                     Relevant portion of the Memorandum of
                                 Association of Dransfield China Paper
                                 Corporation defining the rights of the
                                 holders of its Series B Preferred Stock.

     * Incorporated by reference from the Registrant's Registration Statement on Form S-1 filed September 9, 1996, Commission File No. 333-11637.

     ** Incorporated by reference from the Registrant's Registration Statement on Amendment No. 1 to Form S-1 filed December 30, 1996, Commission File No. 333-11637.





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                                  SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: Dransfield China Paper Corporation

Date:  December 26, 1996



By:  /s/ T.E. King
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     T.E. King, President





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